Exhibit 16.1



                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


May 12, 2009

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4.01 in the Form 8-K, dated May 14, 2009 of Princeton Acquisitions, Inc. to be filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Yours truly,

/s/ Ronald R. Chadwick, PC
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Ronald R. Chadwick, PC